Exhibit 10.6

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the "Agreement") is made effective as of September 30, 2004 , by and between Fluid Audio Network, Inc., a Delaware corporation (the "Company"), and Robert Buch (the "Consultant").

RECITALS

WHEREAS, the Company is engaged in the business of providing online music services (the "Business");

WHEREAS, concurrently herewith, Consultant is entering into an independent contractor relationship with the Company as set forth in the consulting agreement (the "Consulting Agreement") between Consultant and the Company of even date herewith;

WHEREAS, Consultant desires to receive from Company, and Company desires to issue to Consultant, certain shares of the Company's common stock; and

WHEREAS, the Company and Consultant recognize that, in order to provide the Company with the maximum value of Consultant's contributions to the Company for the benefit of all stockholders, including Consultant, it is necessary and appropriate for Consultant to agree to certain restrictions in respect of the Shares and the Anti-dilution Securities (as defined herein).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

Section 1. Definitions.

a. "Agreement" has the meaning set forth in the first paragraph hereof.

b. "Anti-Dilution Securities" means the securities issued by the Company pursuant to Section 3(b) hereof.

c. "Change of Control" shall mean the occurrence of any one of the following: (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing filly percent (50%) or more of the combined voting power of Company's then outstanding securities; (ii) a sale of assets involving all or substantially all of the assets of Company; or (iii) a merger, reorganization or other transaction of Company whether or not another entity IS the survivor, pursuant to which holders of all the shares of capital stock of Company outstanding prior to the transaction hold, as a group, less than fifty percent (50%) of the shares of capital stock of the Company outstanding after the transaction; provided, however, that a transaction the sole purpose of which is to change the Company's state of incorporation or to raise capital for the Company shall not constitute a Change of Control.

d. "Code" means the internal Revenue Code of 1986, as amended.

e. "Common Stock" means the Company's common stock.

f. "Common Stock Equivalents" means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, !Preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof toreceive Common Stock.

g. "Fully Diluted Basis" means a basis assuming that all outstanding rights, options, warrants and other convertible or exchangeable securities are exchanged, converted or exercised in lull, whether or not the same arc "in the money" into shares of Common Stock, including all Anti-Dilution Securities and any securities issued in connection with a stock split, stock dividend or recapitalization of such Anti-Dilution Securities.

h. "Holder" means the Consultant and/or any transferee in respect of the Shares and the Anti-dilution Securities, as the context requires.

i. "Immediate Family" means spouse, lineal descendant or antecedent, father. mother, brother or sister.

j. "Permitted Transfer" means any transfer of any or all of the Shares or the Anti-dilution Securities during the lifetime or on the death of the holder by will or intestacy to the Immediate Family of such holder a trust for the benefit of the Immediate Family of such holder.

k. "Qualified IPO" means the closing of: (i) a bona fide registered firm commitment underwritten public offering of shares of Common Stock by a nationally recognized investment bank on a major stock exchange in the United States, Canada or United Kingdom (including the NASDAQ National Market); (ii) such other transaction which results in the listing of the Common Stock on a major stock exchange in the United States, Canada or United Kingdom.

1. "Securities Act" means the Securities Act of 1933, as amended.

m. "Shares" means the Common Stock received by Consultant pursuant to Section 2.

n. "Stockholders Agreement" has the meaning set forth in Section 3.c.

o. "Third Party Offer" means a bona fidc offer from arty person or entity dealing at arm's length with Beckett to purchase all, but not less than all, of the capital stock of the Company owned or controlled by Justin Beckett,

Section 2. Price and Number of Shares. Consultant hereby purchases Forty Nine and Five Hundred Seventy Nine Thousandths (49.579) shares of the Company's Common Stock (the "Shares"), at a price per share of S0.01.

Section 3. Covenants.

a. Co-Sale Rights. Except for Permitted Transfers (in which event the holdings of the transferees of such Permitted Transfer shall be attributed to Consultant or Beckett, as the case may be,•for the purposes of this section), in the event of the sale of Common Stock (or Common Stock Equivalents) of the Company by Justin Beckett or an entity in which Justin Beckett owns more than fifty percent (50%) of the issued and outstanding voting securities (collectively, "Beckett"), such that subsequent to such sale Beckett shall own less than sixty-six and two-thirds percent (66 2/3%) of the number of shares of capital stock of the Company owned by Beckett immediately prior to such sale, then Consultant shall be entitled to sell the same pro rata portion of Shares held by Consultant, including options, on the same terms, conditions and per share price as sold by Beckett. Similarly, if Beckett sells shares of capital stock of the Company held by Beckett pursuant to a Third Party Offer which is conditional or otherwise dependent upon the purchase of all or any portion of shares of capital stock owned or controlled by Consultant, Beckett may require Consultant to sell all or any portion of the capital stock of the Company owned or controlled by Consultant pursuant to and in accordance with the terms of the Third Party Offer. Notwithstanding any of the foregoing, the provisions of this section shall not apply to any sales of capital stock of the Company held by Beckett in connection with the employment, engagement or compensation of directors, officers, employees, agents or representatives of the Company or its affiliates and subsidiaries.

b. Anti-Dilution Protection. Upon the expiration of the Anti-Dilution Period, the Company covenants and agrees to issue to Consultant such number of shares of Common Stock such that the percentage of capital stock of the Company held or controlled by Consultant (calculated to four (4) decimal places, on a Fully Diluted Basis) immediately following the expiration of the Anti-Dilution Period (or with respect to a Change of Control, immediately prior to such Change of Control) shall equal five percent (5%) (the "Anti-Dilution Right"). The Anti-Di lution Period shall commence March 1, 2006, and expire upon the earlier to occur of: (i) August 1, 2010; (ii) the consummation of three rounds of equity financing each with gross proceeds to the Company equal to or in excess of Five Hundred Thousand Dollars (5500,000.00), including a Quail lied IPO or subsequent public offering, (each, a "Financing"); or (iii) the consummation of a Change of Control. Notwithstanding anything herein to the contrary, if the Anti-Dilution Securities when issued to the Consultant are not freely tradable by the Consultant (either by virtue of a lack of a public market, as a result of contractual restrictions or otherwise), the Consultant may elect at his sole option to postpone the issuance of the Anti-Dilution Securities until the earlier of (i) a Change of Control (ii) such time as the Anti-Dilution Securities arc freely tradable, or (iii) such other time as chosen by Consultant; provided, however, that any postponement by Consultant pursuant to this Section 3.b shall not result in an extension of the Anti-Dilution Period nor the issuance of any additional securities.

c. Restrictions on Transfer. Consultant acknowledges and agrees that in addition to the limitations set forth herein, the Shares and the Anti-dilution Securities shall become subject to certain transfer restrictions set forth in that certain Stockholders Agreement to be made by and among the Company (the "Stockholders Agreement"), Consultant and certain other stockholders of the Company. Consultant agrees that he shall not transfer any of the Shares or the Anti-dilution Securities except in accordance with the terms and conditions set forth herein and in the Stockholders Agreement and hereby agrees to be bound by the terms of the Stockholders Agreement. Consultant further agrees to be bound by restrictions on transfer, if any, generally governing shares of the Company's capital stock held by the executive officers of the Company, from time to time, including, without limitation, those set forth herein, in the Stockholders Agreement and in any other agreement affecting the Shares or the Anti-dilution Securities generally.

Section 4. Consultant's Representations. In connection with the purchase of the Shares and the receipt of the Anti-dilution Securities, Consultant represents to the Company as follows:

a. Purchase for Own Account. Consultant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Anti-dilution Securities. Consultant is purchasing the Shares and otherwise acquiring the Anti-dilution Securities for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

b. No Registration. Consultant understands that the Shares and the Anti-dilution Securities have not been and will not be registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona lide nature of Consultant's investment intent as expressed herein.

c. Restricted Securities. Consultant understands that the Shares and the Anti-dilution Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Consultant must hold the Shares and the Anti-dilution Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Consultant acknowledges that the Company has no obligation to register or qualify the Shares or the Anti-dilution Securities for resale. Consultant further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and the Anti-dilution Securities, and requirements relating to the Company which are outside of the Consultant's control, and which the Company is under no obligation and may not be able to satisfy.

d. Tax Consequences. Consultant understands that Consultant may suffer adverse tax consequences as a result of Consultant's purchase or disposition of the Shares or the Anti-dilution Securities, Consultant represents that Consultant has consulted any tax consultants Consultant deems advisable in connection the purchase or disposition of the Shares or the Anti-dilution Securities and that Consultant is not relying on the Company for any tax advice.

Section 5. Restrictive Legends and Stop-Transfer Orders.

a. Legends. The certificate or certificates representing the Shares and the Anti-dilution Securities shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i) THE SHARES REPRESENTED BY TI-US CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT OR OTHER AGREEMENTS PURPORTING TO RESTRICT THE TRANSFER OF THE SHARES BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii) Any other legend required to be placed thereon by the Commissioner of Corporations, or other similar officer of any other jurisdiction.

b. Stop-Transfer Orders. Consultant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c. No Obligation to Transfer. The Company shall not be required (1) to transfer on its books any Shares or Anti-dilution Securities that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat as the owner of such Shares or Anti-dilution Securities or to accord the right to vote or pay dividends to any Consultant or other transferee to whom such Shares or Anti-dilution Securities shall have been so transferred.

Section 6. No Employment Rights, Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Consultant's employment or engagement, for any reason, with or without cause.

Section 7. Market Stand-off Agreement. In connection with a Qualified IPO and upon request of the Company or the underwriters managing such Qualified IPO of the Company's securities, Consultant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares or Anti-dilution Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed the greater of 180 days or such other period of time requested by the underwriters managing the Qualified 1PO, which shall in no event exceed the period of time applicable to Beckett) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Qualified IPQ.

Section 8. Miscellaneous.

a. Consent of Spouse. Consultant shall cause his spouse to execute the Consent of Spouse in the form attached hereto as Exhibit A.

b. Governing Law.This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

c. Adjustments. This Agreement, and the rights and obligations of the parties hereunder, shall be interpreted insofar as practicable to account for any stock combination, stock dividend, stock split, stock consolidation, stock redemptions or repurchases, recapitalization, or other similar transaction occurring after the effective date of this Agreement.

d. Entire Agreement: Enforcement of Rights. This Agreement and the exhibits hereto sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

e. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

f. Construction.This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

g. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, ana addressed to me party to be notinea at sucn party's actaress as set torte below or as subsequently modified by written notice.

h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Consultant under this Agreement may only be assigned with the prior written consent of the Company, which consent may be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FLUID AUDIO NETWORK, INC. a Delaware corporation

By: Justin Beckett
Name: [Justin Beckett]
Title: [CEO]

By: Robert Buch
Robert Buch

EXHIBIT A

CONSENT OF SPOUSE

I, heather Buch, spouse of Robert Buch, have read and hereby approve the foregoing Agreement. In consideration of the Company granting my spouse the right to receive the Shares and the Anti-dilution Securities under the terms set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any n under the Agre ment.

Heather Buch
Name: Heather Buch